EXHIBIT 23.2

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 2-75087, Registration Statement No. 33-19650 and Registration Statement No. 33-58565 of Washington Scientific Industries, Inc. and subsidiaries on Form S-8 of our report dated October 13, 1995, appearing in this Annual Report on Form 10-K of Washington Scientific Industries, Inc. and subsidiaries for the year ended August 31, 1997.

DELOITTE & TOUCHE LLP
November 20, 1997
Minneapolis, Minnesota